EXHIBIT 23.1

CONSENT OF WHITEHEAD, PORTER & GORDON LLP

We hereby consent to the reference to our firm under the heading “Legal Matters” in the Prospectus that is part of the Registration Statement on Form S-11 (No. 333-69272) filed with the Securities and Exchange Commission on September 13, 2001, as may be amended by Post-Effective Amendment No. 4 to be filed on or about April 16, 2004.

/s/ WHITEHEAD, PORTER & GORDON LLP

San Francisco, California April 16, 2004